Exhibit 23.3
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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     As independent public accountants, we hereby consent to the incorporation by reference in Sepracor Inc.'s registration statement on Form S-8 of our report dated January 27, 1998 (except for the matter discussed in Note Q as to which the date is March 26, 1998) included in BioSepra Inc. and subsidiaries Form
10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP

                                                     Arthur Andersen LLP


Boston, Massachusetts
July 6, 1998